UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ____________________

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2022

____________________

Commission File Number: ____________________

ALR Technologies SG Ltd.

(Translation of registrant’s name into English)

80 Robinson Road #02-00
Singapore 068898

(Address of principal executive office)

 ____________________

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

EXPLANATORY NOTE

This Form 6-K is furnished by ALR Technologies SG Ltd. (the “Company”) to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 12g-3(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as notice that ALR Singapore is the successor issuer to ALR Technologies Inc. (“ALR Nevada”) under Rule 12g-3(a) of the Exchange Act.

Effective November 7, 2022, the Company completed a merger in accordance with the Agreement and Plan of Merger and Reorganization dated May 17, 2022 (the “Merger Agreement”), by and among the Company, ALR Nevada, and the Company’s wholly-owned subsidiary, ALRT Delaware, Inc., a Delaware corporation (“ALR Delaware”), pursuant to which ALR Delaware merged with and into ALR Nevada (the “Redomicile Merger”), with ALR Nevada continuing as the surviving entity and a wholly-owned subsidiary of the Company. At the effective time of the Redomicile Merger, each outstanding share of ALR Nevada’s common stock, par value $0.001 per share (the “Common Stock”), was converted into the right to receive one ordinary share of the Company (the “Ordinary Shares”), and each option or warrant to purchase shares of Common Stock was converted into an option or warrant to subscribe for an equivalent number of Ordinary Shares at an equivalent exercise price.

Prior to the Redomicile Merger, the Common Stock was registered pursuant to Section 12(g) of the Exchange Act. Upon effectiveness of the Redomicile Merger, the Ordinary Shares were deemed registered under Section 12(g) of the Exchange Act, with the Company deemed to be a successor issuer to ALR Nevada pursuant to Rule 12g-3(a) of the Exchange Act. The Ordinary Shares issued in connection with the Redomicile Merger were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form F-4 (File No. 333-265166) filed with the SEC and declared effective on September 23, 2022.

The Ordinary Shares have been approved for quotation on the OTCQB tier of the OTC Markets Group under the trading symbol “ALRTF”.

In consequence of the Redomicile Merger, ALR Nevada expects to file a Form 15 with the SEC to terminate the registration of the Common Stock under the Exchange Act and to suspend its reporting obligations with respect to the Common Stock under the Exchange Act.

The Company is organized under the laws of Singapore. Assuming post-closing issuance of the ordinary shares of the Company to the former ALR Nevada shareholders in accordance with the terms of the reincorporation merger, 40% of its outstanding ordinary shares are owned by citizens of Singapore and an additional 35% of its outstanding ordinary shares are owned by individuals residing in Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 10, 2022

ALR Technologies SG Ltd.

By:	/s/ Sidney Chan
Name:	Sidney Chan
Title:	CEO